Exhibit 99.1

Intellinetics, Inc. Reports Second Quarter and Six-Month Financial Results

Revenue and Channel Growth Accelerating

COLUMBUS, OH – (August 15, 2016) – Intellinetics, Inc. (OTCQB: INLX), an Enterprise Content Management (ECM) software company focused on cloud-based document solutions for the Small to Medium Business (SMB) market, announced financial results for the second quarter and six-months ended June 30, 2016.

Second Quarter Highlights

1.	8.4% increase in Revenue
2.	91% increase in Software as a service revenues
3.	Expanded internal sales team
4.	Expanded sales channel

Second Quarter Results

Revenues for the three months ended June 30, 2016 were $636,749 as compared with $587,170 for the same period in 2015. The increase is primarily attributed to revenues from the sale of software as a service, software maintenance services, and third-party services.

Intellinetics reported a net loss of $401,964 and $642,742 for the three months ended June 30, 2016 and 2015, respectively, representing a decrease in net loss of $240,778, or 37%. Net loss per share for the three months ended June 30, 2016 and 2015 was ($0.02) and ($0.09), respectively.

Six-Month Results

Revenues for the six months ended June 30, 2016 were $1,240,140 as compared with $1,170,945 for the same period in 2015. Intellinetics reported a net loss of $937,730 and $851,599, respectively, for the six months ended June 30, 2016 and 2015, respectively, an increase of $86,161. Net loss per share for the six months ended June 30, 2016 and 2015 was ($0.06) and ($0.12), respectively, a decrease of 50%.

Matthew L. Chretien, President and CEO of Intellinetics, noted that, “Q2 results, including markedly improved top and bottom line numbers, do not yet reflect the progress we have made and the foundation that was laid during the quarter to position the Company for accelerated growth during the balance of the year and beyond. We have doubled the internal sales team to six during this quarter.

“Because of the increase of our sales staff, and particularly because of the growth of our sales channel partners, we recently established IntelliCloud™ University (www.intelliclouduniversity.com). This automated system provides sales training and marketing services to help increase partner sales competency and revenue production. These investments are key objectives in our strategy, which have already resulted in a 91% increase in recurring, cloud-based revenue this period, and are critical steps to build shareholder value and financial strength as we grow,” concluded Chretien.

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IntelliCloudTM – Powered by the Intel® NUC

The Intellinetics’ IntelliCloud Program provides turnkey document workflow solutions for SMB’s through a growing network of channel partners who already serve them. Our channel partners simply attach IntelliCloud to the software, hardware, and/or services they already sell to existing customers and deliver more value to the customer and create new / recurring revenue streams for themselves…and us, all without the sales or technical complexity of other less effective options in the market.

About Intellinetics, Inc.

Intellinetics, Inc. is a Columbus, Ohio-based ECM software company. Intellinetics partnered with Intel to create the IntelliCloud Channel Program that makes it easy to add turnkey document workflow solutions to the copiers, productivity software and services they already provide. IntelliCloud provides dealers a “deploy once, use many” innovation where one IntelliCloud customer sale/activation creates endless possibilities to add other software applications that deliver more value and increase revenue. For additional information, please visit: www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding Intellinetics’ intentions, beliefs, expectations, representations, projections, plans or strategies regarding future events, operations and financial results, are forward-looking statements. Forward-looking statements include statements regarding accelerated growth, increased partner sales competency and revenue production and building shareholder value and financial strength, new products and solutions and statements of assumptions underlying the foregoing. The forward-looking statements are not guarantees of future performance or events and are subject to a number of risks and uncertainties and other factors that are difficult to predict and could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements including, but not limited to, the risks associated with the effect of changing economic conditions, trends in the products markets, customer and channel acceptance of new solutions, variations and limitations in the company’s cash flow and the inadequacy of capital resources to fund operations for the next 9 to 12 months, market acceptance risks, technical development risks, and other risks, uncertainties and other factors identified from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including the company's most recent Annual Report on Form 10-K, as well as subsequently filed reports on Form 10-Q and Form 8-K. Accordingly, there is no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and the company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics and its Affiliates on its website or at www.intellinetics.com or at www.sec.gov.

CONTACT:

Terri MacInnis, VP of Investor Relations

Bibicoff + MacInnis, Inc.

818.379.8500 terri@bibimac.com

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INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015

Revenues:
Sale of software	$101,694	$147,723	$192,568	$337,760
Software as a service	116,343	60,966	226,499	117,505
Software maintenance services	245,317	231,939	491,913	460,610
Professional services	85,609	92,782	183,785	175,020
Third Party services	87,786	53,760	145,375	80,050

Total revenues	636,749	587,170	1,240,140	1,170,945

Cost of revenues:
Sale of software	18,051	19,704	37,569	67,226
Software as a service	37,054	11,764	61,642	22,674
Software maintenance services	37,988	31,451	84,546	62,459
Professional services	30,612	23,593	61,967	44,111
Third Party services	55,373	35,933	82,814	39,512

Total cost of revenues	179,078	122,445	328,538	235,982

Gross profit	457,671	464,725	911,602	934,963

Operating expenses:
General and administrative	528,163	791,404	1,177,292	1,157,245
Sales and marketing	304,593	217,679	503,536	431,655
Depreciation	2,767	2,673	5,723	6,051

Total operating expenses	835,523	1,011,756	1,686,551	1,594,951

Loss from operations	(377,852)	(547,031)	(774,949)	(659,988)

Other income (expense)
Interest expense, net	(24,112)	(95,711)	(162,781)	(191,611)

Total other income (expense)	(24,112)	(95,711)	(162,781)	(191,611)

Net loss	$(401,964)	$(642,742)	$(937,730)	$(851,599)

Basic and diluted net loss per share:	$(0.02)	$(0.09)	$(0.06)	$(0.12)

Weighted average number of common shares outstanding - basic and diluted	16,794,992	7,123,024	16,529,023	7,123,024

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INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Balance Sheets

	(Unaudited)
	June 30,	December 31,
	2016	2015

ASSETS
Current assets:
Cash	$401,842	$1,117,118
Accounts receivable, net	281,353	217,028
Prepaid expenses and other current assets	169,885	46,521

Total current assets	853,080	1,380,667

Property and equipment, net	19,891	22,603
Other assets	10,285	10,285

Total assets	$883,256	$1,413,555

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$694,812	$826,864
Deferred revenues	479,587	638,193
Deferred compensation	215,012	215,012
Notes payable - current	323,934	401,573
Notes payable - related party - current	36,449	92,805
Total current liabilities	1,749,794	2,174,447

Long-term liabilities:
Notes payable - net of current portion	606,260	782,206
Notes payable - related party	108,706	127,409
Deferred interest expense	152,018	136,078
Other long-term liabilities - related parties	-	12,852

Total long-term liabilities	866,984	1,058,545

Total liabilities	2,616,778	3,232,992

Stockholders' deficit:
Common stock, $0.001 par value, 50,000,000 shares authorized; 16,794,992 and 14,908,439 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	26,795	21,909
Additional paid-in capital	12,555,852	11,537,093
Accumulated deficit	(14,316,169)	(13,378,439)
Total stockholders' deficit	(1,733,522)	(1,819,437)
Total liabilities and stockholders' deficit	$883,256	$1,413,555